UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) July 7, 2000

                             Commission File Number
                                     0-25424

                           --------------------------

                                 SEMITOOL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Montana                                      81-0384392
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                                 Semitool, Inc.
                655 West Reserve Drive, Kalispell, Montana 59901
                                 (406) 752-2107
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 5.  Other Events

See the following press release, dated July 7, 2000, announcing that the Company is licensing its copper ECD seed layer technology to Shipley Company, L.L.C.

Contacts:
Semitool, Inc.
Bill Freeman
Sr. VP & Chief Financial Officer
(406) 752-2107
Dana Scranton
Director Strategic Marketing
(406) 751-6360

FOR IMMEDIATE RELEASE

                     SEMITOOL LICENSES COPPER ECD SEED LAYER
                             FORMULATION TO SHIPLEY

          New Technology Improves Quality of Copper Deposition Process

Kalispell, MT-- July 7, 2000-- Semitool, Inc. (Nasdaq: SMTL) announced a licensing agreement with Shipley Company, L.L.C. (Marlborough, Mass.), a leading supplier of material and process technologies to the microelectronics and printed wiring board industries. Under the agreement, Shipley will manufacture and distribute a patent-pending electrochemical deposition (ECD) chemistry developed by Semitool.

As  interconnect  geometries  decrease the ability of physical vapor  deposition
(PVD) to provide an adequate seed layer is challenged. Semitool's process provides a conformal seed layer on top of a very thin copper PVD adhesion layer. This, together with a subsequent fill step, is designed to enable users to extend current PVD systems into next generation copper interconnect applications.

"Semitool's ECD chemistry has demonstrated an ability to improve copper fill of inlaid features to the 130 nm technology node," noted Tom Taylor, business manager for Shipley's copper products. "Today, seed layer integrity is the single most important limitation in achieving robust, consistent bottom-up fill. For the next generations of copper interconnect, the ability of vacuum-deposited seed layers to provide a continuous copper film that can be filled without voiding is even more constrained." Taylor added, "Semitool's unique process provides a conformal copper seed over thin PVD layers, which ensures electrical continuity throughout the feature and avoids the typical overhang of the seed layer associated with PVD. Partnering with Semitool helps position Shipley at the leading edge of production-worthy copper interconnect technology."

"The development of this chemistry is an example of our leadership in the copper ECD field," said Dr. Jurek Koziol, Semitool's VP of Electrochemical Technology. "With the semiconductor industry ramping up chip production with copper interconnect structures, there are some industry concerns about overall process integration and the extendibility of PVD seed layers into future generations. Semitool's new copper ECD seed layer process overcomes some of the currently experienced variability issues of the PVD process, resulting in more predictable, higher quality films."

According to Semitool, the ECD seed layer process can be performed in Semitool's ECD systems, extending processing capabilities and market potential for this production-proven system. Semitool's ECD seed layer chemistry is currently available from Shipley.

About Shipley Company
Based in Marlborough, Mass., Shipley is a leading supplier of chemicals and photoresists for the electronics industry. A 42-year-old, $1 billion subsidiary of Philadelphia-based Rohm and Haas, Shipley serves the microlithography, printed wiring board and surface finishing markets with an extensive global network of Ultra High Purity manufacturing, sales and technical support in the U.S., Europe and the Far East.

About Semitool, Inc.
Semitool is a worldwide leader in the design, development, manufacture and support of high performance wet chemical processing equipment for use in the fabrication of semiconductor devices. Its primary families of tools include ECD systems for the plating of copper interconnects for integrated circuits and other metals for various applications, and wafer surface preparation systems for cleaning, stripping and etching processes.

Founded in 1979 and headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The Company's stock trades on the Nasdaq National Market under the symbol SMTL.

Safe Harbor Statement
Except for historical information, the matters discussed in this news release include forward-looking statements, including statements relating to the acceptance, use and benefits of Semitool's ECD chemistry. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from those projected. These risks include the risk that the expected acceptance, use and benefits of Semitool's ECD chemistry will not be realized, as well as the risk that future competing technologies will render this technology obsolete. For the discussions of the risk factors related to our business, see the risk factors contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

For more information on Semitool, Inc. via facsimile at no cost, simply dial 1-800-PRO-INFO (1-800-776-4636) and enter the company ticker symbol, SMTL, or visit Semitool's web site at www.semitool.com.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Semitool, Inc.
(Registrant)

July 7, 2000 by

/s/William A. Freeman
-----------------------
Chief Financial Officer